UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Corning Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 30, 2020.

The following Additional Information relates to the 2020 proxy statement (the “Proxy Statement”) of Corning Incorporated (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (our “Board”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 30, 2020. These supplemental proxy materials are being filed with the SEC on April 10, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE
PROXY STATEMENT.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON APRIL 30, 2020

To the Shareholders of Corning Incorporated:

Due to the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New York State authorities, our Board of Directors has determined to change the format of the Annual Meeting of Shareholders of Corning Incorporated (the “Annual Meeting”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 11:00 a.m. Eastern Time. However, in light of public health concerns regarding the coronavirus, the Annual Meeting will be held in a virtual meeting format only at virtualshareholdermeeting.com/GLW2020. You will not be able to attend the Annual Meeting physically.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Online access to the audio webcast will open 30 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

To Vote Your Shares in Advance of the Annual Meeting:

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares at proxyvote.com in advance of the Annual Meeting. This process has not changed from prior years.

To Attend, Vote and Participate During the Virtual Annual Meeting:

To attend and vote your shares during the virtual Annual Meeting, you will need to log in to virtualshareholdermeeting.com/GLW2020 using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website during the meeting. If you do not have a control number, you may log in as a Guest, although you will not be able to vote during the virtual Annual Meeting.

We have designed the format of the Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules for Conduct of the Shareholder Meeting. During the Annual Meeting, you can view our Rules for Conduct of the Shareholder Meeting and submit any questions at virtualshareholdermeeting.com/GLW2020. Answers to any questions not addressed during the meeting will be posted following the meeting on the investor page of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.

Corning Restricted

The 2020 Proxy Statement and 2019 Annual Report are available on our website at corning.com/2020-proxy.

By Order of the Board of Directors,

Linda E. Jolly
Vice President and Corporate Secretary

April 10, 2020

Corning Restricted